UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

HUDSON VALLEY HOLDING CORP.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-34453 (Commission File Number)	13-3148745 (IRS Employer Identification No.)

21 Scarsdale Road Yonkers, New York (Address of principal executive offices)	10707 (Zip Code)

(Registrant’s telephone number, including area code):  (914) 961-6100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Completion of Acquisition or Disposition of Assets.

Effective June 30, 2015, Hudson Valley Holding Corp. (the “Company”) completed its previously announced merger (the “Merger”) with Sterling Bancorp (“Sterling”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 4, 2014, by and between the Company and Sterling.  Upon completion of the Merger, the Company merged with and into Sterling, with Sterling surviving the Merger as the surviving corporation.  Pursuant to the Merger Agreement, holders of common stock, par value $0.20 per share, of the Company (“Hudson Valley Common Stock”), have a right to receive 1.92 shares of common stock, par value $0.01 per share, of Sterling (“Sterling Common Stock”) for each share of Hudson Valley Common Stock held immediately prior to the completion of the Merger, with cash to be paid in lieu of fractional shares (the “Merger Consideration”).

Also upon completion of the Merger, each outstanding restricted stock unit award granted by the Company vested, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement (or, if not provided in the applicable award agreement, then deemed satisfied at target), and was converted into the right to receive a cash amount equal to (i) the number of shares of Hudson Valley Common Stock subject to such restricted stock unit award multiplied by (ii) $28.25088, which is the product of the average closing price for Sterling Common Stock for the five trading days ending on the day immediately preceding the Closing Date (as defined in the Merger Agreement) and the 1.92 exchange ratio (the “Per Hudson Valley Share Cash Consideration”), less applicable tax withholdings.  Each outstanding in-the-money stock option granted by the Company vested in full and was converted into the right to receive a cash amount equal to the product of (i) the number of shares of Hudson Valley Common Stock subject to such stock option multiplied by (ii) the Per Hudson Valley Share Cash Consideration, minus the exercise price of such option and applicable tax withholdings, and any outstanding out-of-the-money stock options granted by the Company were cancelled for no consideration.  Each outstanding restricted share of Hudson Valley Common Stock vested, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement, and was converted into the right to receive 1.92 shares of Sterling Common Stock, less applicable tax withholdings.

Immediately following the Merger, Hudson Valley Bank, N.A., a national bank and a wholly owned subsidiary of the Company, merged with and into Sterling National Bank, a national bank and a wholly owned subsidiary of Sterling, with Sterling National Bank as the surviving entity.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 3.01.             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on June 30, 2015, the Company notified the New York Stock Exchange, Inc. (the “NYSE”) that each share of Hudson Valley Common Stock was canceled and converted into the right to receive the Merger Consideration, as discussed in Item 2.01 above.  As a result, trading in shares of Hudson Valley Common Stock on the NYSE was halted.  On June 30, 2015, the Company requested that the NYSE file with the United States Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of Hudson Valley Common Stock from the NYSE and the deregistration of Hudson Valley Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 requesting the deregistration of Hudson Valley Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03.             Material Modification to Rights of Security Holders.

At the closing of the Merger, shareholders of the Company immediately prior to the completion of the Merger ceased to have any rights as shareholders of the Company other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01.             Changes in Control of Registrant.

Upon completion of the Merger, the Company merged with and into Sterling, with Sterling surviving the Merger as the surviving corporation.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 4, 2014, between Hudson Valley Holding Corp. and Sterling Bancorp (attached as Exhibit 2.1 to Hudson Valley Holding Corp.’s Current Report on Form 8-K filed on November 7, 2014, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP (as successor by merger to Hudson Valley Holding Corp.)

	By:	/s/ Luis Massiani
	Name:	Luis Massiani
	Title:	Senior Executive Vice President and
Chief Financial Officer

Date: July 1, 2015